      As filed with the Securities and Exchange Commission on June 30, 1997
                                                      Registration No. 333-04985
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             CONNECTICS CORPORATION
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                        94-3173928
(State of incorporation)                    (I.R.S. Employer Identification No.)

                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of principal executive offices)

                             -----------------------

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                                 1994 STOCK PLAN
                        1995 DIRECTORS' STOCK OPTION PLAN

                             -----------------------

                                THOMAS G. WIGGANS
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                             CONNECTICS CORPORATION
                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                                 (415) 843-2800
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                                 JOSHUA L. GREEN
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 53 Pages
                             Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)


                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                   Proposed Maximum      Proposed
                                                Maximum Amount      Offering Price        Maximum        Amount of
                                                     to be            Per Share          Aggregate      Registration
    Title of Securities to be Registered         Registered(1)                        Offering Price        Fee
----------------------------------------------------------------------------------------------------------------------
NON-PLAN OPTIONS
   Common Stock Issuable upon Exercise of
   Outstanding Options,
   $0.001 par value                        .     13,488 Shares         $0.45(2)          $  6,069.60      $ 1.84
                                                 30,000 Shares         $7.125(2)         $213,750.00      $64.77

1994 STOCK PLAN
   Common Stock Issuable upon Exercise of
   Outstanding Options,                         500,000 Shares         $7.00(3)          $3,500,000       $1,060.61
   $0.001 par value                        .

                  TOTAL                         543,488 Shares                                            $1,127.22
======================================================================================================================

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the per share exercise price (rounded to nearest cent) at which the options under the referenced plans may be exercised.

(3) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the bid and ask sale prices of the Common Stock as reported on the Nasdaq National Market on June 25, 1997.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

THE ENTIRE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-04985) ARE INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         a. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Commission on December 8, 1995, including any amendment thereto or report filed for the purpose of updating such description (File No. 0-27406).

         b. The description of the Company's Preferred Share Purchase Rights set forth in the Company's Registration Statement on Form 8-A filed with the Commission on May 23, 1997, including any amendment thereto or report filed for the purpose of updating such description (File No. 0-27406).

         c. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-27406), and all amendments thereto filed March 20, 1997 (including each of the Annual Reports on Form 10-K/A filed April 14, 1997 and April 28, 1997).

         d. The Company's Registration Statement on Form S-8, effective May 31, 1996 (File No. 333-04985).

         e. The Company's Quarterly Report on Form 10-Q filed May 15, 1997 (File No. 0-27406).

         f. The Company's Current Report on form 8-K/A filed April 28, 1997 (File No. 0-27406).

         g. The Company's Current Report on Form 8-K filed May 23, 1997 (File No. 0-27406).

         h. The Company's Current Report on Form 8-K filed June 6, 1997 (File No. 0-27406).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.           EXHIBITS.

                     Exhibit
                     Number
                     --------
                     4.3         1994 Stock Plan, as amended.
                     4.4         1995 Employee Stock Purchase Plan, as amended.
                     4.5         1995 Directors' Stock Option Plan.
                     4.6         Form of Stock Option Agreement (substantially identical agreements for Arthur
                                 Eisen, Phillip Hanawalt, Gerald Nepom and G. Kirk Raab), with schedule.
                     4.7         Form of Notice of Stock Option Grant for Arthur Eisen.
                     4.8         Form of Notice of Stock Option Grant for Phillip Hanawalt.
                     4.9         Form of Notice of Stock Option Grant for Gerald Nepom.
                     4.10        Form of Notice of Stock Option Grant for G. Kirk Raab.
                     5.1         Opinion of Venture Law Group, a Professional Corporation.

                     23.1        Consent of Venture Law Group, a Professional Corporation (included in Exhibit
                                 5.1).
                     23.2        Consent of Ernst & Young LLP, Independent Auditors.
                     24.1        Power of Attorney.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Connectics Corporation (formerly, Connective Therapeutics, Inc.), a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 30, 1997.

                                             CONNECTICS CORPORATION


                               By:  /s/ Cynthia M. Butitta
                                  ----------------------------------------------
                                  Cynthia M. Butitta
                                  Vice President of Finance and Administration
                                  and Chief Financial Officer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on June 30, 1997.


              Signature                                                    Title
              ---------                                                    -----


/s/ Thomas G. Wiggans*                  President, Chief Executive Officer and Director (Principal Executive
--------------------------------          Officer)
Thomas G. Wiggans


/s/ Cynthia M. Butitta*                 Vice President of Finance and Administration and Chief Financial Officer
--------------------------------          (Principal Financial and Accounting Officer)
Cynthia M. Butitta


/s/ G. Kirk Raab*
--------------------------------        Chairman of the Board
G. Kirk Raab


/s/ Alexander E. Barkas, Ph.D.*         Director
--------------------------------
Alexander E. Barkas, Ph.D.


/s/ Eugene A. Bauer, M.D.*              Director
--------------------------------
Eugene A. Bauer, M.D.


/s/ Brian H. Dovey*                     Director
--------------------------------
Brian H. Dovey


--------------------------------        Director
John C. Kane


/s/ Thomas D. Kiley*                    Director
--------------------------------
Thomas D. Kiley


--------------------------------        Director
Kenneth B. Plumlee


/s/ Joseph J. Ruvane, Jr.*              Director
--------------------------------
Joseph J. Ruvane, Jr.


*By  /s/ Cynthia M. Butitta
--------------------------------
         Cynthia M. Butitta
         Attorney-in-fact

                                INDEX TO EXHIBITS



  Exhibit                                                                                              Page
   Number                                                                                                No.
   ------                                                                                              -----
     4.3      1994 Stock Plan, as amended.                                                               8
     4.4      1995 Employee Stock Purchase Plan, as amended.                                            19
     4.5      1995 Directors' Stock Option Plan.                                                         *
     4.6      Form of Stock Option Agreement (substantially identical agreements for Arthur             32
              Eisen, Phillip Hanawalt, Gerald Nepom and G. Kirk Raab), with schedule.
     4.7      Notice of Stock Option Grant for Arthur Eisen.                                            45
     4.8      Notice of Stock Option Grant for Phillip Hanawalt.                                        46
     4.9      Notice of Stock Option Grant for Gerald Nepom.                                            47
     4.10     Notice of Stock Option Grant for G. Kirk Raab.                                            48
     5.1      Opinion of Venture Law Group, a Professional Corporation.                                 49
    23.1      Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).       49
    23.2      Consent of Ernst & Young LLP, Independent Auditors.                                       50
    24.1      Power of Attorney.                                                                         *

------------------------
* Previously filed with the Company's Registration Statement on Form S-8 (333-04985)





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